EXHIBIT 10.8
Amendment to Loan Documents

THIS AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is made as of July 11, 2012, by and between EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC AND EMERGENT BIOSOLUTIONS INC. ( separately and together, joint and severally, the "Borrower") and PNC EQUIPMENT FINANCE, LLC (the "Lender").

RECITALS:

The Borrower and the Lender are parties to the Loan and Security Agreement(s), Request(s) for Advance and other agreements, supplements and documents identified on Exhibit A attached hereto and made a part hereof, under which the Lender has made loans or other extensions of credit to the Borrower (the "Loan Documents").  The Borrower and the Lender desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.  The Loan Documents are amended as set forth in Exhibit A.  Any and all references to the Loan Documents in any document delivered in connection with the Loan Documents shall be deemed to refer to the Loan Documents as amended by this Amendment. This Amendment is deemed incorporated into the Loan Documents.  Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.  To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Loan Documents, the terms and provisions of this Amendment shall control.

2.  The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i)  true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under the Loan Documents which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d)  this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.  The Borrower confirms that all provisions of the Loan Documents remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.  As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

4.  This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

5.  This Amendment will be binding upon and inure to the benefit of the Borrower and the Lender and their respective heirs, executors, administrators, successors and assigns.

6.  This Amendment has been delivered to and accepted by the Lender and will be deemed to be made in the State where the Lender's office indicated in the Loan Documents is located.  This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Lender's office indicated in the Loan Documents is located, excluding its conflict of laws rules.

7.  Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of the Loan Documents, a waiver of any default or Event of Default thereunder, or a waiver or release of any of the Lender's rights and remedies (all of which are hereby reserved).  The Borrower expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.

WITNESS the due execution of this Amendment as a document under seal, as of the date first written above.

WITNESS / ATTEST:	EMERGENT MANUFACTURING OPERATIONS BALTIMORE, LLC (Corporation, Partnership or other Entity)
/s/ Lisa Richardson	/s/ R. Don Elsey
Print Name: Lisa Richardson	Print Name: R. Don Elsey
Title:	Title: Treasurer (Include title only if an officer of entity signing to the right)

WITNESS / ATTEST:	EMERGENT BIOSOLUTIONS INC. (Corporation, Partnership or other Entity)

/s/ Lisa Richardson Print Name: Lisa Richardson	By: /s/ R. Don Elsey Print Name: R. Don Elsey
Title: Senior Director, Treasury	Title: Chief Financial Officer and Treasurer
(Include title only if an officer of entity signing to the right)

PNC EQUIPMENT FINANCE, LLC
/s/ Therese M. Hochevar
Print Name: Therese M. Hochevar
Title: Vice President

  Loan Amendment - Rev. 2/06

EXHIBIT A TO
AMENDMENT TO LOAN DOCUMENTS
DATED July 11, 2012

A.	The "Loan Documents" that are the subject of this Amendment include the following (as any of the following may have previously been amended, modified or otherwise supplemented):

1.	Loan and Security Agreement Number dated August 3, 2011 (the "Loan and Security Agreement").

2.	Request for Advance Number 147600000.

3.	All other instruments, agreements and other documents executed and delivered in connection with, and applicable to, the Loan and Security Agreement and the other documents listed in this Section A.

B.               The Loan Documents are hereby amended as follows:

1.  The date of July 12, 2012 as stated in Section 2(c), of the Request for Staged Advance is hereby deleted and December 15, 2012 is hereby inserted.

C.	Conditions to Effectiveness of Amendment: The Lender's willingness to agree to the amendments set forth in this Amendment are subject to the prior satisfaction of the following conditions: